Exhibit 99.1

FLUIDIGM ANNOUNCES PRELIMINARY THIRD QUARTER 2016 REVENUE

SOUTH SAN FRANCISCO, Calif., October 12, 2016 - Fluidigm Corporation (NASDAQ:FLDM) today announced preliminary revenue for the third quarter ended September 30, 2016.

Estimated total revenue for the third quarter of 2016, based on management’s preliminary analysis, was approximately $22.2 million, a decrease of 23% from $28.6 million in the third quarter of 2015. In the third quarter, instrument revenue fell short of expectations and was approximately $9.2 million, representing a decline of 39% compared to the year ago period. The shortfall versus expectations in instrument revenue was driven primarily by lower-than-expected sales of Helios™ systems. These financial results are preliminary and subject to completion of our financial statements for the quarter ended September 30, 2016 and the review of those financial statements by our independent registered public accounting firm.

In light of our assessment of preliminary third quarter results, we are suspending our full year 2016 guidance. We will provide a detailed business review of our financial results when we report our third quarter results after the close of the markets on Thursday, November 3, 2016. We are currently observing a pre-earnings quiet period and will not be in a position to comment further about our third quarter performance until our regular earnings call.

“We are exceedingly disappointed that our third quarter financial results did not meet our expectations. Although lower-than-expected sales of Helios systems contributed a significant portion of the overall shortfall, we have already seen a number of those anticipated sales close or progress in the fourth quarter,” said Gajus Worthington, Fluidigm’s chief executive officer. “We are addressing the underlying issues impacting our performance, and continue to take actions to improve our business and return to growth,” continued Worthington.

Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to expected sales of Helios systems in the fourth quarter, and efforts to improve the company’s business and return to growth. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks relating to the future financial performance of Fluidigm product lines; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; potential product performance and quality issues; the possible loss of key employees, customers, or suppliers; intellectual property risks; competition; Fluidigm research and development, sales, marketing, and distribution plans and capabilities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Fluidigm business and operating results are contained in Fluidigm’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm
Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets life science analytical and preparatory systems for growth markets such as single-cell biology and production genomics. We sell to leading academic institutions, clinical laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies worldwide. Our systems are based on proprietary microfluidics and multiparameter mass cytometry technology and are designed to significantly simplify experimental workflow, increase throughput, and reduce costs while providing excellent data quality. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

We use our website (www.fluidigm.com), corporate Twitter account (@fluidigm), Facebook page (https://www.facebook.com/Fluidigm), and LinkedIn page (https://www.linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls, and webcasts.
Fluidigm, the Fluidigm logo, and Helios are trademarks or registered trademarks of Fluidigm Corporation.

Contact:
Fluidigm Corporation
Ana Petrovic
Director, Corporate Development and Investor Relations
(650) 243-6628 (office)
ana.petrovic@fluidigm.com